Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualcomm Contact:

Warren Kneeshaw

Phone: 1-858-658-4813

e-mail: ir@qualcomm.com

Qualcomm Announces Second Quarter Fiscal 2012 Results

Revenues $4.9 Billion

GAAP EPS $1.28, Non-GAAP EPS $1.01

— Record Quarterly Revenues and EPS —

SAN DIEGO — April 18, 2012 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the second quarter of fiscal 2012 ended March 25, 2012.

“I am pleased to report another quarter of record revenues and earnings per share, driven by strong demand for 3G- and 4G-enabled devices across both developed and emerging regions,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “We are excited to see the continued growth of 3G and 4G smartphones, as well as new mobile computing devices. We are increasing our operating expenses to facilitate additional 28 nanometer supply and to continue to position our industry-leading chipset solutions for the opportunities ahead.”

Second Quarter Results (GAAP)

•	Revenues: [1] $4.94 billion, up 28 percent year-over-year (y-o-y) and 6 percent sequentially.

•	Operating income: [1] $1.51 billion, up 6 percent y-o-y and down 2 percent sequentially.

•	Net income: [2] $2.23 billion, up 123 percent y-o-y and 59 percent sequentially.

•	Diluted earnings per share: [2] $1.28, up 117 percent y-o-y and 58 percent sequentially.

•	Effective tax rate: [1] 17 percent for the quarter.

•	Operating cash flow: $1.89 billion, up 7 percent y-o-y; 38 percent of revenues.

•	Return of capital to stockholders: $366 million, or $0.215 per share, of cash dividends paid.

[1]

The results of FLO TV are presented as discontinued operations, and prior period amounts have been adjusted accordingly. Revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rates throughout this news release are from continuing operations (i.e., before discontinued operations and the adjustment for noncontrolling interests), unless otherwise stated.

[2]

Net income and diluted earnings per share throughout this news release are attributable to Qualcomm (i.e., after discontinued operations and adjustment for noncontrolling interests), unless otherwise stated.

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 2 of 19

Non-GAAP Second Quarter Results

Non-GAAP results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain share-based compensation, certain acquisition-related items and certain tax items.

•	Revenues: $4.94 billion, up 28 percent y-o-y and 6 percent sequentially.

•	Operating income: $1.90 billion, up 15 percent y-o-y and 2 percent sequentially.

•	Net income: $1.76 billion, up 21 percent y-o-y and 5 percent sequentially.

•

Diluted earnings per share: $1.01, up 17 percent y-o-y and 4 percent sequentially. Excludes $0.41 earnings per share attributable to the QSI segment, $0.11 loss per share attributable to certain share-based compensation and $0.03 loss per share attributable to certain acquisition-related items.

•	Effective tax rate: 17 percent for the quarter.

•	Free cash flow (defined as net cash from operating activities less capital expenditures): $1.81 billion, down 2 percent y-o-y; 37 percent of revenues.

Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and Non-GAAP results are included at the end of this news release.

Note: The following should be considered with regard to the above results and comparisons - the second quarter of fiscal 2012 GAAP results included $761 million, net of income taxes, for discontinued operations (as a result of a $1.2 billion gain associated with the sale of substantially all of our 700 MHz spectrum), as compared to a $269 million loss, net of income taxes, for discontinued operations in the second quarter of fiscal 2011. Additionally, the second quarter of fiscal 2012 GAAP and Non-GAAP results included the results of Qualcomm Atheros, Inc., which was acquired in the third quarter of fiscal 2011. The second quarter of fiscal 2011 GAAP and Non-GAAP results included $401 million in revenues relating to prior quarters as a result of agreements entered into with two licensees to settle disputes.

Second Quarter Key Business Metrics

•	MSMTM chip shipments: 152 million units, up 29 percent y-o-y and down 3 percent sequentially.

•	December quarter total reported device sales: approximately $51.7 billion, up 29 percent y-o-y and 25 percent sequentially.

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 3 of 19

•	December quarter estimated 3G/4G device shipments: approximately 239 to 243 million units, at an estimated average selling price of approximately $211 to $217 per unit.

Cash and Marketable Securities

Our cash, cash equivalents and marketable securities totaled $26.6 billion at the end of the second quarter of fiscal 2012, compared to $22.1 billion a year ago and $22.0 billion at the end of the first quarter of fiscal 2012. During the second quarter of fiscal 2012, we received $1.9 billion in proceeds from the sale of substantially all of our 700 MHz spectrum. On April 3, 2012, we announced a cash dividend of $0.25 per share payable on June 20, 2012 to stockholders of record as of June 1, 2012.

Research and Development

	000000000	000000000	000000000	000000000	000000000
($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP

Second quarter fiscal 2012	$824	$4	$126	$—	$954
As a % of revenues	17%				19%
Second quarter fiscal 2011*	$633	$2	$97	$6	$738
As a % of revenues	16%				19%
Year-over-year change ($)	30%	N/M	30%	N/M	29%

*	As adjusted for discontinued operations.

N/M - Not Meaningful

Non-GAAP research and development (R&D) expenses increased 30 percent y-o-y primarily due to an increase in investments in the development of integrated circuit products (including connectivity products), next-generation technologies and other initiatives to support the acceleration of advanced wireless products and services.

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 4 of 19

Selling, General and Administrative

	000000000	000000000	000000000	000000000	000000000
($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP

Second quarter fiscal 2012	$488	$4	$97	$6	$595
As a % of revenues	10%				12%
Second quarter fiscal 2011*	$432	$12	$85	$—	$529
As a % of revenues	11%				14%
Year-over-year change ($)	13%	N/M	14%	N/M	12%

*	As adjusted for discontinued operations.

N/M - Not Meaningful

Non-GAAP selling, general and administrative (SG&A) expenses increased 13 percent y-o-y primarily due to increases in costs relating to legal matters, employee-related expenses, patent-related expenses and selling and marketing expenses, partially offset by a decrease in charitable donations. In the second quarter of fiscal 2011, we made a contribution to the Qualcomm Charitable Foundation in connection with the establishment of that entity.

Effective Income Tax Rates

Our fiscal 2012 effective income tax rates are estimated to be approximately 18 percent for GAAP and approximately 18 to 19 percent for Non-GAAP. The second quarter effective income tax rates for GAAP and Non-GAAP were both 17 percent, which are lower than the estimated annual effective tax rates, primarily due to changes in our estimates related to certain permanent differences and foreign earnings taxed at rates that are less than the United States federal tax rate.

Qualcomm Strategic Initiatives

The QSI segment makes strategic investments, many of which are in early-stage companies, and holds wireless spectrum. QSI also includes the discontinued operations of our FLO TV business. GAAP results for the second quarter of fiscal 2012 included $0.41 earnings per share for the QSI segment. QSI results for the second quarter of fiscal 2012 included a $1.2 billion gain in discontinued operations, or $0.44 earnings per share, associated with the sale of substantially all of our 700 MHz spectrum, and $81 million in other operating expenses related to a payment made to the Indian government in connection with the issuance of the BWA spectrum license.

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 5 of 19

Business Outlook

The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.

The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 6 of 19

Qualcomm’s Business Outlook Summary

THIRD FISCAL QUARTER
	Q3 FY11 Results	Current Guidance Q3 FY12 Estimates
Revenues	$3.62B	$4.45B - $4.85B
Year-over-year change		increase 23% - 34%
Non-GAAP Diluted earnings per share (EPS)	$0.73	$0.83 - $0.89
Year-over-year change		increase 14% - 22%
Diluted EPS attributable to QSI	$0.01	($0.01)
Diluted EPS attributable to share-based compensation	($0.09)	($0.12)
Diluted EPS attributable to acquisition-related items	($0.04)	($0.03)
Diluted EPS attributable to tax items	$0.00	n/a
GAAP Diluted EPS	$0.61	$0.67 - $0.73
Year-over-year change		increase 10% - 20%
Metrics
MSM chip shipments	120M	144M - 152M
Year-over-year change		increase 20% - 27%
Total reported device sales (1)	approx. $36.4B*	approx. $43.0B - $47.0B*
Year-over-year change		increase 18% - 29%
* Est. sales in March quarter, reported in June quarter

FISCAL YEAR
	FY 2011 Results	Prior Guidance FY 2012 Estimates (2)	Current Guidance FY 2012 Estimates (2)
Revenues	$14.96B	$18.7B - $19.7B	$18.7B - $19.7B
Year-over-year change		increase 25% - 32%	increase 25% - 32%
Non-GAAP Diluted EPS	$3.20	$3.55 - $3.75	$3.61 - $3.76
Year-over-year change		increase 11% - 17%	increase 13% - 18%
Diluted EPS attributable to QSI	($0.23)	$0.41	$0.39
Diluted EPS attributable to share-based compensation	($0.37)	($0.47)	($0.46)
Diluted EPS attributable to acquisition-related items	($0.12)	($0.13)	($0.13)
Diluted EPS attributable to tax items	$0.04	n/a	n/a
GAAP Diluted EPS	$2.52	$3.36 - $3.56	$3.41 - $3.56
Year-over-year change		increase 33% - 41%	increase 35% - 41%
Metrics
Est. fiscal year* 3G/4G device average selling price range (1)	approx. $203 - $209	approx. $204 - $216	approx. $207 - $217
* Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Device Estimates (1)
	Prior Guidance Calendar 2011 Estimates	Current Guidance Calendar 2011 Estimates	Prior Guidance Calendar 2012 Estimates	Current Guidance Calendar 2012 Estimates
Est. 3G/4G device shipments
March quarter	approx. 170M - 174M	approx. 170M - 174M	not provided	not provided
June quarter	approx. 187M - 191M	approx. 187M - 191M	not provided	not provided
September quarter	approx. 191M - 195M	approx. 191M - 195M	not provided	not provided
December quarter	not provided	approx. 239M - 243M	not provided	not provided
Est. calendar year range (approx.)	770M - 795M	787M - 803M	875M - 945M	885M - 945M
Est. calendar year midpoint (approx.) (3)	783M	795M	910M	915M

(1)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and multimode CDMA/OFDMA subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively “3G/4G devices”). The reported quarterly estimated ranges of average selling prices (ASPs) and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.
(2)	FY 2012 guidance for QSI and GAAP includes $0.44 EPS related to a $1.2 billion gain associated with the sale of substantially all of our 700 MHz spectrum, which was recognized in discontinued operations in Q2 FY12 and was excluded from Non-GAAP results.
(3)	The midpoints of the estimated calendar year ranges are identified for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 7 of 19

Results of Business Segments

The following table has been adjusted to reflect discontinued operations (Note 4) (in millions, except per share data):

	000000000	000000000	000000000	000000000	000000000	000000000	000000000	000000000	000000000	000000000
SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI* (2)	Share-Based Compensation* (2)	Acquisition- Related Items (2) (3)	Tax Items	GAAP*
Q2 - FISCAL 2012
Revenues	$3,059	$1,723	$159	$2	$4,943	$-	$-	$-	$-	$4,943
Change from prior year	56%	(1%)	1%	N/M	28%					28%
Change from prior quarter	(1%)	20%	5%	N/M	6%					6%
Operating income (loss)					$1,900	($89)	($240)	($57)	$-	$1,514
Change from prior year					15%	N/M	(21%)	N/M		6%
Change from prior quarter					2%	N/M	3%	5%		(2%)
EBT	$599	$1,540	($10)	$1	$2,130	($99)	($240)	($57)	$-	$1,734
Change from prior year	44%	(2%)	N/M	N/M	14%	N/M	(21%)	N/M		7%
Change from prior quarter	(19%)	22%	N/M	N/M	3%	N/M	3%	5%		1%
EBT as a % of revenues	20%	89%	N/M	N/M	43%					35%
Discontinued operations, net of tax (4)					$-	$761	$-	$-	$-	$761
Net income (loss)					$1,759	$707	($184)	($52)	$-	$2,230
Change from prior year					21%	N/M	(26%)	N/M	N/M	123%
Change from prior quarter					5%	N/M	5%	5%	N/A	59%
Diluted EPS					$1.01	$0.41	($0.11)	($0.03)	$-	$1.28
Change from prior year					17%	N/M	(22%)	N/A	N/M	117%
Change from prior quarter					4%	N/M	0%	0%	N/A	58%
Diluted shares used					1,743	1,743	1,743	1,743	1,743	1,743
Q1 - FISCAL 2012
Revenues	$3,085	$1,440	$152	$4	$4,681	$-	$-	$-	$-	$4,681
Operating income (loss)					1,871	(13)	(247)	(60)	-	1,551
EBT	$739	$1,267	$1	$55	2,062	(34)	(247)	(60)	-	1,721
Discontinued operations, net of tax (4)					-	(5)	-	-	-	(5)
Net income (loss)					1,672	(22)	(194)	(55)	-	1,401
Diluted EPS					$0.97	($0.01)	($0.11)	($0.03)	$-	$0.81
Diluted shares used					1,721	1,721	1,721	1,721	1,721	1,721
Q2 - FISCAL 2011
Revenues	$1,962	$1,746	$157	$5	$3,870	$-	$-	$-	$-	$3,870
Operating income (loss)					1,652	(17)	(199)	(6)	-	1,430
EBT	$417	$1,575	($135)	$13	1,870	(46)	(199)	(6)	-	1,619
Discontinued operations, net of tax (4)					-	(267)	(2)	-	-	(269)
Net income (loss)					1,450	(296)	(146)	(6)	(3)	999
Diluted EPS					$0.86	($0.18)	($0.09)	$0.00	$0.00	$0.59
Diluted shares used					1,689	1,689	1,689	1,689	1,689	1,689
Q3 - FISCAL 2011
Revenues	$2,194	$1,257	$164	$8	$3,623	$-	$-	$-	$-	$3,623
Operating income (loss)					1,393	(10)	(193)	(77)	-	1,113
EBT	$430	$1,092	($13)	$65	1,574	(30)	(193)	(77)	-	1,274
Discontinued operations, net of tax (4)					-	44	-	-	-	44
Net income (loss)					1,240	19	(147)	(73)	(4)	1,035
Diluted EPS					$0.73	$0.01	($0.09)	($0.04)	$0.00	$0.61
Diluted shares used					1,709	1,709	1,709	1,709	1,709	1,709

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 8 of 19

	000000000	000000000	000000000	000000000	000000000	000000000	000000000	000000000	000000000	000000000
SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI* (2)	Share-Based Compensation* (2)	Acquisition- Related Items (2) (3)	Tax Items	GAAP*
6 MONTHS - FISCAL 2012
Revenues	$6,143	$3,162	$311	$9	$9,625	$-	$-	$-	$-	$9,625
Change from prior year	51%	13%	(5%)	N/M	33%					33%
Operating income (loss)					3,772	(102)	(487)	(117)	-	$3,066
Change from prior year					23%	N/M	(33%)	N/A		15%
EBT	$1,338	$2,808	($9)	$55	$4,192	($133)	($487)	($117)	-	$3,455
Change from prior year	27%	14%	N/M	N/M	19%	N/M	(33%)	N/M		12%
EBT as a % of revenues	22%	89%	N/M	N/M	44%					36%
Discontinued operations, net of tax (4)					$-	$756	$-	$-	$-	$756
Net income (loss)					$3,431	$686	($378)	($108)	$-	$3,631
Change from prior year					23%	N/M	(44%)	N/M	N/M	67%
Diluted EPS					$1.98	$0.40	($0.22)	($0.06)	$-	$2.10
Change from prior year					19%	N/M	(38%)	N/M	N/M	62%
Diluted shares used					1,732	1,732	1,732	1,732	1,732	1,732
6 MONTHS - FISCAL 2011
Revenues	$4,078	$2,803	$329	$7	$7,217	$-	$-	$-	$-	$7,217
Operating income (loss)					3,067	(18)	(367)	(6)	-	2,676
EBT	$1,057	$2,467	($135)	$140	3,529	(68)	(367)	(6)	-	3,088
Discontinued operations, net of tax (4)					-	(347)	(4)	-	-	(351)
Net income (loss)					2,794	(383)	(262)	(6)	25	2,168
Diluted EPS					$1.67	($0.23)	($0.16)	$0.00	$0.01	$1.30
Diluted shares used					1,669	1,669	1,669	1,669	1,669	1,669
12 MONTHS - FISCAL 2011
Revenues	$8,859	$5,422	$656	$20	$14,957	$-	$-	$-	$-	$14,957
Operating income (loss)					6,084	(37)	(813)	(208)	-	5,026
EBT	$2,056	$4,753	($152)	$183	6,840	(132)	(813)	(208)	-	5,687
Discontinued operations, net of tax (4)					-	(308)	(5)	-	-	(313)
Net income (loss)					5,407	(385)	(624)	(200)	62	4,260
Diluted EPS					$3.20	($0.23)	($0.37)	($0.12)	$0.04	$2.52
Diluted shares used					1,691	1,691	1,691	1,691	1,691	1,691

(1)	Non-GAAP reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain costs of equipment and services revenues, research and development expenses, sales and marketing expenses, other operating expenses and certain investment income or losses and interest expense that are not allocated to the segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
(2)	At fiscal year end, the sum of the quarterly tax provisions (benefits) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and starting in fiscal 2012, this difference is allocated to tax provisions (benefits) among the columns. In interim quarters of prior years, it was included in QSI because variability in QSI results was considered the primary driver of the difference.
(3)	In addition to our historical practice of excluding acquired in-process research and development expenses, starting with acquisitions completed in the third quarter of fiscal 2011, Non-GAAP results also exclude other items related to acquisitions. During fiscal 2012, acquisition-related items consisted of amortization of certain intangible assets.
(4)	During fiscal 2011, we shut down the FLO TV business and network. The results of FLO TV are presented as discontinued operations, and prior period amounts have been adjusted accordingly.

*	As adjusted for discontinued operations.
N/M	– Not Meaningful
N/A	– Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 9 of 19

Conference Call

Qualcomm’s second quarter of fiscal 2012 earnings conference call will be broadcast live on April 18, 2012, beginning at 1:45 p.m. Pacific Time (PT) on the Investor Relations section of the Company’s web site at: www.qualcomm.com. This conference call will include a discussion of “Non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Investor Relations section of the Company’s web site at www.qualcomm.com immediately prior to commencement of the call. An audio replay will be available via telephone on April 18, 2012, beginning at approximately 5:30 p.m. PT through May 18, 2012 at 9:00 p.m. PT. To listen to the replay, U.S. callers may dial (855) 859-2056, and international callers may dial (404) 537-3406. U.S. and international callers should use reservation number 64261105. An audio replay of the conference call will also be available on the Investor Relations section of the Company’s web site at www.qualcomm.com following the live call.

Editor’s Note: To view the web slides that supplement the conference call, please go to: http://investor.qualcomm.com/results.cfm

Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G and next-generation mobile technologies. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Use of Non-GAAP Financial Measures

The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company presents Non-GAAP financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 10 of 19

core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Non-GAAP measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, other operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments.

Non-GAAP information used by management excludes the QSI segment, certain share-based compensation, certain acquisition-related items and certain tax items. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance. Share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management has concluded that such expenses should not be considered when assessing operational performance as they are deemed to be unrelated to the operating activities of the Company’s ongoing core businesses. Further, share-based compensation is affected by factors that are subject to change, which may include the Company’s stock price, stock market volatility, expected award life, risk-free interest rates and expected dividend payouts in future years. In addition to its historical practice of excluding acquired in-process research and development expenses from Non-GAAP results, the Company began excluding amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects of restructuring the ownership of such acquired assets. These certain acquisition-related items are excluded and no longer allocated to the Company’s segments because management has concluded that such expenses should not be considered when assessing segment performance as they are deemed to

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 11 of 19

be unrelated to the operating activities of the Company’s ongoing core businesses. In addition, these charges are significantly impacted by the size and timing of acquisitions, potentially obscuring period to period comparisons of the Company’s operating businesses. Certain tax items that were recorded in each fiscal year presented, but that were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. However, the Company excludes any benefit resulting from the retroactive extensions of the federal R&D tax credit from Non-GAAP results because the Company does not include the potential extension of the credit in its business outlook due to uncertainty as to whether and when the federal R&D tax credit will be retroactively extended.

The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term stockholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding anticipated growth for 3G and 4G smartphones and new mobile computing devices, increasing operating expenses, the Company’s business outlook, and estimates and guidance related to financial performance, effective income tax rates, MSM chip shipments, device shipments, device sales and device average selling prices. Forward-looking statements are generally identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to, risks associated with the commercial deployment of, and demand for, our technologies in communications products and services; the uncertainty of global economic conditions and their potential impacts on demand for our products, services or applications and on the value of our marketable securities; competition; our dependence on a small number of customers

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 12 of 19

and licensees; attacks on our licensing business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on third-party suppliers, including the potential impact of supply constraints; the commercial success of our QMT division’s IMOD display technology; foreign currency fluctuations; strategic investments and transactions we have or may pursue, including our investment in the BWA spectrum in India; and failures and defects or errors in our products and services or in the products of our customers. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2011 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 25, 2012 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###

Qualcomm and MSM are registered trademarks of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 13 of 19

Qualcomm Incorporated

Supplemental Information for the Three Months Ended March 25, 2012

(Unaudited)

	00000000000		00000000000		00000000000	00000000000	00000000000
	Non-GAAP Results		QSI		Share-Based Compensation	Acquisition- Related Items (a)	GAAP Results
($ in millions, except per share data)

Cost of equipment and services revenues	$1,715		$-		$17	$51	$1,783

R&D	824		4		126	-	954

SG&A	488		4		97	6	595

Other operating expenses	16		81	(b)	-	-	97

Operating income (loss)	1,900		(89)		(240)	(57)	1,514

Investment income (loss), net	$230	(c)	$(10)	(d)	$-	$-	$220

Tax rate	17%		14%		23%	9%	17%

Net income (loss)	$1,759		$707		$(184)	$(52)	$2,230

Diluted earnings (loss) per share (EPS)	$1.01		$0.41		$(0.11)	$(0.03)	$1.28

Operating cash flow	$2,084		$(121)		$(75)	$-	$1,888
Operating cash flow as % of revenues	42%		N/A		N/A	N/A	38%

Free cash flow(e)	$1,808		$(121)		$(75)	$-	$1,612
Free cash flow as a % of revenues	37%		N/A		N/A	N/A	33%

(a)	During the second quarter of fiscal 2012, acquisition-related items consisted of amortization of certain intangible assets.
(b)	QSI results for the second quarter of fiscal 2012 included $81 million in other operating expenses associated with a payment made to the Indian government in connection with the issuance of the BWA spectrum license.
(c)	Included $138 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of our strategic investments, $81 million in net realized gains on investments and $26 million in gains on derivatives (primarily due to gains from put options sold as part of our stock repurchase program), partially offset by $12 million in other-than-temporary losses on investments and $3 million in interest expense.
(d)	Included $26 million in interest expense, $12 million in other-than-temporary losses on investments and $2 million of equity in losses of investees, partially offset by $20 million in net realized gains on investments, $8 million in interest and dividend income related to cash, cash equivalents and marketable securities and $2 million in gains on derivatives.
(e)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended March 25, 2012 included herein.

N/A	– Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 14 of 19

Qualcomm Incorporated

Supplemental Information for the Six Months Ended March 25, 2012

(Unaudited)

	00000000		00000000		00000000	00000000	00000000
	Non-GAAP Results		QSI		Share-Based Compensation	Acquisition- Related Items (a)	GAAP Results
($ in millions, except per share data)

Cost of equipment and services revenues	$3,399		$-		$36	$102	$3,537

R&D	1,569		5		253	-	1,827

SG&A	869		16		198	15	1,098

Other operating expenses	16		81	(b)	-	-	97

Operating income (loss)	3,772		(102)		(487)	(117)	3,066

Investment income (loss), net	$420	(c)	$(31)	(d)	$-	$-	$389

Tax rate	18%		20%		22%	8%	18%

Net income (loss)	$3,431		$686		$(378)	$(108)	$3,631

Diluted earnings (loss) per share (EPS)	$1.98		$0.40		$(0.22)	$(0.06)	$2.10

Operating cash flow	$3,934		$(169)		$(98)	$-	$3,667
Operating cash flow as % of revenues	41%		N/A		N/A	N/A	38%

Free cash flow(e)	$3,299		$(169)		$(98)	$-	$3,032
Free cash flow as a % of revenues	34%		N/A		N/A	N/A	32%

(a)	During fiscal 2012, acquisition-related items consisted of amortization of certain intangible assets.
(b)	QSI results for the first six months of fiscal 2012 included $81 million in other operating expenses associated with a payment made to the Indian government in connection with the issuance of the BWA spectrum license.
(c)	Included $264 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of our strategic investments, $117 million in net realized gains on investments and $71 million in gains on derivatives (primarily due to gains from put options sold as part of our stock repurchase program), partially offset by $26 million in other-than-temporary losses on investments and $6 million in interest expense.
(d)	Included $51 million in interest expense, $17 million in other-than-temporary losses on investments and $4 million of equity in losses of investees, partially offset by $27 million in net realized gains on investments, $11 million in interest and dividend income related to cash, cash equivalents and marketable securities and $3 million in gains on derivatives.
(e)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the six months ended March 25, 2012, included herein.

N/A	– Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 15 of 19

Qualcomm Incorporated

Reconciliation of Non-GAAP Free Cash Flows to

Net Cash Provided by Operating Activities (GAAP)

and Other Supplemental Disclosures

(In millions)

(Unaudited)

	000000000000	000000000000	000000000000		000000000000
	Three Months Ended March 25, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$2,084	$(121)	$(75	) (a)	$1,888
Less: capital expenditures	(276)	—	—		(276)

Free cash flow	$1,808	$(121)	$(75)		$1,612

Revenues	$4,943	$—	$—		$4,943
Free cash flow as a % of revenues	37%	N/A	N/A		33%

Other supplemental cash disclosures:
Cash transfers from QSI (b)	$1,955	$(1,955)	$—		$—
Cash transfers to QSI (c)	(152)	152	—		—

Net cash transfers	$1,803	$(1,803)	$—		$—

	Six Months Ended March 25, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$3,934	$(169)	$(98	) (a)	$3,667
Less: capital expenditures	(635)	—	—		(635)

Free cash flow	$3,299	$(169)	$(98)		$3,032

Revenues	$9,625	$—	$—		$9,625
Free cash flow as a % of revenues	34%	N/A	N/A		32%

Other supplemental cash disclosures:
Cash transfers from QSI (c)	$1,966	$(1,966)	$—		$—
Cash transfers to QSI (b)	(218)	218	—		—

Net cash transfers	$1,748	$(1,748)	$—		$—

	Three Months Ended March 27, 2011
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$1,926	$(71)	$(87	) (a)	$1,768
Less: capital expenditures	(75)	(4)	—		(79)

Free cash flow	$1,851	$(75)	$(87)		$1,689

	Six Months Ended March 27, 2011
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$2,153	$(205)	$(132	) (a)	$1,816
Less: capital expenditures	(175)	(6)	—		(181)

Free cash flow	$1,978	$(211)	$(132)		$1,635

(a)	Incremental tax benefits from stock options exercised during the period.
(b)	Primarily cash from sale of spectrum and equity securities.
(c)	Primarily funding for strategic debt and equity investments, other investing activities and QSI operating expenses.

N/A - Not Applicable

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 16 of 19

Qualcomm Incorporated

Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates (a)

(in millions)

(Unaudited)

	000000000	000000000	000000000	000000000	000000000
	Three Months Ended March 25, 2012
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP Results

Income (loss) from continuing operations before income taxes	$2,130	$(99)	$(240)	$(57)	$1,734
Income tax (expense) benefit	(371)	14	56	5	(296)

Income (loss) from continuing operations	$1,759	$(85)	$(184)	$(52)	$1,438

Tax rate	17%	14%	23%	9%	17%

	Six Months Ended March 25, 2012
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP Results

Income (loss) from continuing operations before income taxes	$4,192	$(133)	$(487)	$(117)	$3,455
Income tax (expense) benefit	(761)	26	109	9	(617)

Income (loss) from continuing operations	$3,431	$(107)	$(378)	$(108)	$2,838

Tax rate	18%	20%	22%	8%	18%

(a)	At fiscal year end, the sum of the quarterly tax provisions (benefits) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 17 of 19

Qualcomm Incorporated

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

(Unaudited)

	000000000000	000000000000
	March 25, 2012	September 25, 2011
ASSETS
Current assets:
Cash and cash equivalents	$5,998	$5,462
Marketable securities	9,081	6,190
Accounts receivable, net	1,189	993
Inventories	781	765
Deferred tax assets	485	537
Other current assets	327	346

Total current assets	17,861	14,293
Marketable securities	11,489	9,261
Deferred tax assets	1,318	1,703
Assets held for sale	—	746
Property, plant and equipment, net	2,760	2,414
Goodwill	3,607	3,432
Other intangible assets, net	3,002	3,099
Other assets	1,494	1,474

Total assets	$41,531	$36,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,250	$969
Payroll and other benefits related liabilities	572	644
Unearned revenues	558	610
Loans payable	1,039	994
Income taxes payable	179	18
Other current liabilities	1,580	2,054

Total current liabilities	5,178	5,289
Unearned revenues	3,894	3,541
Other liabilities	589	620

Total liabilities	9,661	9,450

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,711 and 1,681 shares issued and outstanding, respectively	—	—
Paid-in capital	11,983	10,394
Retained earnings	19,090	16,204
Accumulated other comprehensive income	809	353

Total Qualcomm stockholders’ equity	31,882	26,951
Noncontrolling interests	(12)	21

Total stockholders’ equity	31,870	26,972

Total liabilities and stockholders’ equity	$41,531	$36,422

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 18 of 19

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	000000000	000000000	000000000	000000000
	Three Months Ended		Six Months Ended
	March 25, 2012	March 27, 2011*	March 25, 2012	March 27, 2011*

Revenues:
Equipment and services	$3,137	$2,039	$6,305	$4,252
Licensing	1,806	1,831	3,320	2,965

Total revenues	4,943	3,870	9,625	7,217

Operating expenses:
Cost of equipment and services revenues	1,783	1,059	3,537	2,103
Research and development	954	738	1,827	1,386
Selling, general and administrative	595	529	1,098	938
Other	97	114	97	114

Total operating expenses	3,429	2,440	6,559	4,541

Operating income	1,514	1,430	3,066	2,676

Investment income, net	220	189	389	412

Income from continuing operations before income taxes	1,734	1,619	3,455	3,088
Income tax expense	(296)	(355)	(617)	(573)

Income from continuing operations	1,438	1,264	2,838	2,515
Discontinued operations, net of income taxes	761	(269)	756	(351)

Net income	2,199	995	3,594	2,164
Net loss attributable to noncontrolling interests	31	4	37	4

Net income attributable to Qualcomm	$2,230	$999	$3,631	$2,168

Basic earnings (loss) per share attributable to Qualcomm:
Continuing operations	$0.86	$0.76	$1.70	$1.53
Discontinued operations	0.45	(0.16)	0.45	(0.21)

Net income	$1.31	$0.60	$2.15	$1.32

Diluted earnings (loss) per share attributable to Qualcomm:
Continuing operations	$0.84	$0.75	$1.66	$1.51
Discontinued operations	0.44	(0.16)	0.44	(0.21)

Net income	$1.28	$0.59	$2.10	$1.30

Shares used in per share calculations:
Basic	1,698	1,654	1,691	1,639

Diluted	1,743	1,689	1,732	1,669

Dividends per share announced	$0.215	$0.190	$0.430	$0.380

*	As adjusted for discontinued operations

Qualcomm Announces Second Quarter of Fiscal 2012 Results	Page 19 of 19

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	000000000	000000000	000000000	000000000
	Three Months Ended		Six Months Ended
	March 25, 2012	March 27, 2011	March 25, 2012	March 27, 2011
Operating Activities:
Net income	$2,199	$995	$3,594	$2,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	211	434	419	635
Gain on sale of spectrum	(1,179)	—	(1,179)	—
Goodwill impairment	16	114	16	114
Revenues related to non-monetary exchanges	(30)	(31)	(61)	(62)
Income tax provision in excess of (less than) income tax payments	382	140	500	(1,334)
Non-cash portion of share-based compensation expense	241	201	488	375
Incremental tax benefit from stock options exercised	(75)	(87)	(98)	(132)
Net realized gains on marketable securities and other investments	(101)	(102)	(144)	(231)
Gains on derivative instruments	(28)	—	(74)	—
Other items, net	20	23	46	35
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(157)	(53)	(195)	23
Inventories	(71)	(36)	(21)	(81)
Other assets	14	4	(10)	(19)
Trade accounts payable	261	89	287	(145)
Payroll, benefits and other liabilities	(218)	248	(261)	269
Unearned revenues	403	(171)	360	205

Net cash provided by operating activities	1,888	1,768	3,667	1,816

Investing Activities:
Capital expenditures	(276)	(79)	(635)	(181)
Purchases of available-for-sale securities	(5,009)	(3,536)	(7,036)	(5,845)
Proceeds from sale of available-for-sale securities	1,940	2,443	3,543	5,467
Purchase of trading securities	(502)	—	(1,639)	—
Proceeds from sale of trading securities	503	—	651	—
Proceeds from sale of spectrum	1,925	—	1,925	—
Acquisitions and other investments, net of cash acquired	(29)	(23)	(329)	(89)
Other items, net	(57)	16	(53)	23

Net cash used by investing activities	(1,505)	(1,179)	(3,573)	(625)

Financing Activities:
Borrowing under loans payable	232	177	232	1,260
Repayment of loans payable	(151)	(177)	(151)	(1,260)
Proceeds from issuance of common stock	907	1,233	1,135	2,024
Incremental tax benefit from stock options exercised	75	87	98	132
Repurchase and retirement of common stock	—	—	(99)	—
Dividends paid	(366)	(316)	(729)	(625)
Other items, net	(59)	54	(39)	88

Net cash provided by financing activities	638	1,058	447	1,619

Effect of exchange rate changes on cash	13	9	(5)	10

Net increase in cash and cash equivalents	1,034	1,656	536	2,820
Cash and cash equivalents at beginning of period	4,964	4,711	5,462	3,547

Cash and cash equivalents at end of period	$5,998	$6,367	$5,998	$6,367